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Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
Primus Telecommunications International, Inc.	(Delaware)
IPRIMUS.com, Inc.	(Delaware)
IPRIMUS USA, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
Primus Telecommunications Holding, Inc.	(Delaware)
TresCom U.S.A. Inc.	(Florida)
Least Cost Routing, Inc.	(Florida)
St. Thomas & San Juan Telephone Co., Inc.	(US Virgin Islands)
STSJ Network Assets Inc.	(US Virgin Islands)
STSJ Overseas Telephone Company Inc.	(Puerto Rico)
OTC Network Assets, Inc.	(Puerto Rico)
Primus Telecommunications Canada, Inc.	(Canada)
3082833 Nova Scotia Company	(Canada)
Echo Online Internet, Inc.	(Canada)
Telesonic Communications, Inc.	(Canada)
Primus Telecommunications Limited Partnership	(Canada)
Primus Telecommunications Pty, Ltd	(Australia)
Primus Telecommunications (Australia) Pty, Ltd.	(Australia)
DSLCom Pty, Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Liquor Industry Service Technology Pty, Ltd.	(Australia)
Kooee Telecom	(Australia)
Global Sales Pty	(Australia)
Hotkey Internet Service Pty Ltd	(Australia)
Eclipse TeleCommunications Pty. Ltd	(Australia)
Telegroup UK Ltd.	(United Kingdom)
LCR Telecom Group Plc	(United Kingdom)
Discount Calls Limited	(United Kingdom)
Primus Telecommunications Limited	(United Kingdom)
Primus Telecommunications Europe (Holdings) Limited	(United Kingdom)
Primus Japan KK	(Japan)
Bekkaome Internet, Inc.	(Japan)
Primus Telecommunications de Mexico SA de CV	(Mexico)
Global Access Pty Ltd.	(South Africa)
P1do Brasil LTDA	(Brazil)
Matrix Internet, S.A.	(Brazil)
Communicacoes di Brazil Ltda	(Brazil)
Direct Internet Limited	(India)
Primus Telecom India Limited	(India)
Primus Telecommunications Europe BV	(Netherlands)
Primus Telecommunications Netherlands BV	(Netherlands)
Primus Telecommunications S.A.	(France)
LCR France SA	(France)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Telegroup Network Services SA	(Switzerland)
Primus Telecommunications S.A.	(Spain)
LCR Telecom Espana SA	(Spain)

Primus Telecommunications GmbH	(Austria)
Primus Sweden AB	(Sweden)
Primus Telecom A/S	(Denmark)
Telegroup Network Service APS	(Denmark)
Telegroup Deutschland GmbH	(Germany)
Telegroup Network Services Deutschland GmbH	(Germany)
CS Communications GmbH	(Germany)
CS Network GmbH	(Germany)
Cards & Parts GmbH	(Germany)
LCR Telecom Group Inc.	(British Virgin Islands)
LCR Telecom (Kenya) Limited	(Kenya)
Non-Operating Subsidiaries
Primus Telecommunications of Virginia, Inc.	(Virginia)
Telepassport LLC	(New Jersey)
TresCom International Inc.	(Florida)
Rockwell Communications Corporation	(Florida)
Global Telephone Holdings Inc.	(US Virgin Islands)
Interisland Telephone Corp.	(US Virgin Islands)
Telegroup Japan KK	(Japan)
PRIMUS Telecomm. KK	(Japan)
Stubbs Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
LCR Telecom do Brasil LTDA	(Brazil)
LCR Telecom Sucursal	(Paraguay)
Primus Telecommunications Ltd	(Ireland)
LCR Telecom Offshore (Holdings) Limited	(United Kingdom)
South East Telecom Ltd.	(United Kingdom)
Corporate Network Ltd.	(United Kingdom)
Virtual Technology Holdings Inc.	(United Kingdom)
LCR Telecom Limited	(United Kingdom)
Virtual Technology Telecom (UK) Limited	(United Kingdom)
LCR Telecom Switzerland	(Switzerland)
Justice Telecom Switzerland	(Switzerland)
LCR Telecom (Jersey) Limited	(Jersey)
Binoche Holdings Pte	(Madeira)
Primus Telecommunications GmbH	(Germany)
Telegroup International B.V.	(Netherlands)
LCR Telecom Europe NV	(Belgium)

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  Exhibit 21.1
Operating Subsidiaries